EXHIBIT 99.5

LEHMAN BROTHERS HOLDINGS INC.
SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)
(Dollars in millions, except per share data)
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


                                                                                   Quarters Ended
                                                   ------------ ------------ -------------- ------------- ------------ -------------
                                                      5/31/00      2/29/00        11/30/99       8/31/99      5/31/99       2/28/99
-------------------------------------------------- ------------ ------------ -------------- ------------- ------------ -------------

Income Statement
Net Revenues                                            $1,755       $2,202         $1,411        $1,356       $1,455        $1,118
Non-Interest Expenses:
  Compensation and Benefits                                912        1,145            715           688          738           567
  Nonpersonnel Expenses                                    285          263            258           251          251           242
Net Income                                                 378          541            301           290          330           211
Net Income Applicable to
   Common Stock                                            366          482            292           279          268           198
Earnings per Common Share
   Basic                                                 $2.97        $3.92          $2.41         $2.30        $2.19         $1.62
   Diluted                                               $2.78        $3.69          $2.28         $2.20        $2.09         $1.57

Financial Ratios (%)
Return on Common Equity
     (annualized) (a)                                     24.0         36.8           21.6          22.1         26.3          17.2
Return on Common Equity
   (annualized) (b)                                       24.0         33.3           21.6          22.1         22.1          17.2

Pretax Operating Margin                                   31.8         36.1           31.1          30.8         32.0          27.6
Compensation & Benefits/
   Net Revenues                                           52.0         52.0           50.7          50.7         50.7          50.7
Effective Tax Rate                                        29.7         30.1           28.0          27.0         27.0          31.0

Balance Sheet
Total Assets                                          $234,000     $214,000       $192,244      $202,149     $191,543      $179,305
Total Assets Excluding Matched Book (c)                152,000      137,000        130,022       136,106      128,822       121,881
Common Stockholders' Equity                              6,246        5,986          5,595         5,192        4,935         4,731
Total Stockholders' Equity + Trust Preferred
Securities                                               7,806        7,296          6,993         6,660        6,453         5,964
Total Capital (d)                                       41,383       39,610         37,684        36,517       34,915        32,682
Book Value per Common Share (e)                          51.19        48.79          45.50         42.91        40.58         38.72

Other Data (#s)
Employees                                                9,343        9,026          8,893         8,729        8,511         8,695
Common Stock Outstanding                           121,708,431  120,150,218    119,912,810   120,070,089  119,700,830   118,977,746
Average Shares
   Basic                                           123,172,650  123,027,441    120,761,065   121,317,358  122,144,018   121,942,892
   Diluted (f) (g)                                 132,632,845  131,205,984    128,994,372   129,063,197  130,364,705   125,776,277

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(a)  Return on common equity  calculated  using net income before  adjusting for special preferred  dividends.

(b) Return on common equity calculated using net income after adjusting for special preferred dividends.

(c) Matched book is defined as the lower of securities purchased under agreements to resell or securities sold under agreements to repurchase.

(d) Total capital includes long-term debt, Trust Preferred Securities and stockholders' equity.

(e) This calculation includes restricted stock units granted under the Lehman Stock Award Programs included in stockholders' equity.

(f) For the quarters ended November 30, August 31 and May 31, 1999, the assumed conversion of Series A and B Convertible Preferred Stock into 2,118,396, 2,607,680 and 2,912,505 common shares had the effect of decreasing diluted earnings per share by $0.01. For the year ended November 30, 1999 the assumed conversion of Series A and B Convertible Preferred Stock into 2,779,737 common shares had the effect of decreasing diluted earnings per share by $0.04.

(g) For the quarters ended May 31, and February 29, 2000, the assumed conversion of Series A and B convertible Preferred Stock into 1,219,188 and 1,219,302 common shares had the effect of decreasing diluted earnings per share by $0.01 and $0.02.